Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use of our report on Biovest International, Inc., dated November 22, 2002, in Amendment No. 8 to the Form S-1 and related Prospectus of Accentia Biopharmaceuticals, Inc. and subsidiaries which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Lazar, Levin & Felix, LLP Lazar, Levin & Felix, LLP

New York, New York
December 4, 2005